Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-210965) of Genetic Technologies Limited (the “Company”) of our report dated October 31, 2017 relating to the financial statements, which appears in this Form 20-F.

/s/PricewaterhouseCoopers

PricewaterhouseCoopers

Melbourne, Australia

October 31, 2017

PricewaterhouseCoopers, ABN 52 780 433 757

2 Riverside Quay, SOUTHBANK  VIC  3006, GPO Box 1331, MELBOURNE  VIC 3001

T: 61 3 8603 1000, F: 61 3 8603 1999, www.pwc.com.au